PROMISSORY NOTE

$250,000.00	September 21, 2006

FOR VALUE RECEIVED, the undersigned, Trulite, Inc., a Delaware corporation (“Debtor”), for good and valuable consideration, promises to pay to the order of Standard Renewable Energy Group, LLC, a Delaware limited partnership (“Lender”), at Three Riverway, Suite 1050, Houston, Texas 77056, or at such other place as Lender may designate, the principal sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), in lawful currency of the United States of America, together with interest accrued thereon (the “Note”).

1. Payment. Subject to the provisions of Section 3 hereof, all accrued but unpaid interest on the outstanding principal balance of this Note shall be due and payable on June 18, 2007 (the “Maturity Date”), when the outstanding principal balance of this Note and any and all accrued but unpaid interest hereon shall be due and payable in full.

2. Interest Rate.  The principal balance of this Note from time to time remaining unpaid prior to maturity shall bear interest as follows:

(a) For the period beginning on the effective date hereof and ending March 20, 2007, at a rate of eleven and one-quarter percent (11.25%).

(b) For the period beginning March 21, 2007 and ending on the Maturity Date, at rate equal to the Prime Rate published in the March 20, 2007 edition of The Wall Street Journal under the heading “Money Rates” plus three percent (3.0%). If this index is no longer available, Lender will choose a new index which is based upon comparable information.

(c) To the extent permitted by applicable law, Lender at its option may either (i) calculate the per diem interest rate or amount based on the actual number of days in the year (365 or 366, as the case may be), and charge that per diem interest rate or amount each day, or (ii) calculate the per diem interest rate or amount as if each year has only 360 days, and charge that per diem interest rate or amount each day for the actual number of days of the year (365 or 366 as the case may be).

3. Optional Prepayment. Debtor may at its sole option prepay all or any part of the principal of this Note, together will all accrued but unpaid interest thereon, before the Maturity Date without penalty or premium.

4. Events of Default and Remedies. At the option of Lender the entire principal balance of this Note shall at once become due and payable, without further notice or demand, upon the occurrence at any time of any of the following events of default (“Events of Default”):

(a) failure of Debtor to make any payment of interest or principal when due hereunder; or

PROMISSORY NOTE	TRULITE, INC.

(b) Debtor shall (i) voluntarily seek, consent to, acquiesce in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or (ii) become party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of Lender granted hereunder (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within ninety (90) days of the filing of same). As used herein, the term “Debtor Relief Law” means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

In the event any one or more of the Events of Default specified above shall have happened, the holder of this Note may (y) enforce its rights, if any, under this Note and (z) proceed to protect and enforce its rights either by suit in equity and by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power or right granted by this Note, or to enforce any other legal and equitable right of the holder of this Note.

5. Cumulative Rights. No delay on the part of the holder of this Note in the exercise of any power or right under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any other power or right.

6. Notices. Any notice or demand given hereunder by the holder hereof shall be deemed to have been given and received (i) when actually received by Debtor, if delivered in person or by facsimile transmission, or (ii) if mailed, on the earlier of the date actually received or (whether received or not) three (3) Business Days (as hereinafter defined) after a letter containing such notice, certified or registered, with postage prepaid, addressed to Debtor, is deposited in the United States mail. Debtor’s mailing address for purposes of this Section 6 is Three Riverway, Suite 1050

Houston, Texas 77056, or such other address as Debtor shall advise the holder hereof by certified or registered letter by this same procedure. “Business Day” means every day which is not a Saturday, Sunday or legal holiday.

7. Choice of Law, Venue and Forum. This Agreement, the entire relationship of the parties hereto, and any litigation between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of Texas, without giving effect to its choice of laws principles. Exclusive venue for any litigation between the parties hereto shall be in Harris County, Texas, and shall be brought in the State District Courts of Harris County, Texas, or in the United States District Court for the Southern District of Texas, Houston Division. The parties hereto waive any challenge to personal jurisdiction or venue (including without limitation a challenge based on inconvenience) in Harris County, Texas, and specifically consent to the jurisdiction of the State District Courts of Harris County and the United States District Court for the Southern District of Texas, Houston Division.

8. Usury Savings Clause. Any provision in this Note or in any other document executed in connection herewith, or in any other agreement or commitment, whether written or oral, express or implied, to the contrary notwithstanding, Lender shall not in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Lender shall be paid, as interest, a sum greater than the maximum rate of interest permitted by applicable law. If any construction of this Note, or any and all other papers, agreements or commitments, indicates a different right given to Lender to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording, which this clause shall override and control; it being the intention of the parties that this Note and all other instruments relating to this Note shall in all things comply with applicable law, and proper adjustment shall automatically be made accordingly. In the event Lender ever receives, collects or applies as interest, any sum in excess of the maximum rate of interest permitted by applicable law, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note in the inverse order of maturity, and if this Note is paid in full, any remaining excess shall be paid to Debtor. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate of interest permitted by applicable law, Debtor and Lender shall, to the maximum extent permitted under applicable law (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) “spread” the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.

PROMISSORY NOTE	TRULITE, INC.

9. Assignment. This Note may not be assigned without the prior written consent of Debtor which consent shall not be unreasonably withheld, conditioned or delayed.

10. Modification. None of the terms or provisions of this Note may be excluded, modified or amended except by a written instrument duly executed on behalf of Debtor and Lender expressly referring to this Note and setting forth the provision so excluded, modified, or amended.

11. Headings. The headings of the sections of this Note are inserted for convenience only and shall not be deemed to constitute a part hereof.

12. Counterparts.  This Note may be executed in one or more counterparts, all of which shall constitute one and the same agreement. Signature pages to any counterpart may be detached, executed and attached to a single counterpart with the same force and effect as if all parties had executed a single signature page hereof.

[Signature Page Follows]

PROMISSORY NOTE	TRULITE, INC.

EXECUTED to be effective as of the day and year first above written.

DEBTOR:

Trulite, Inc. (a Delaware corporation)

By:	/s/ Jonathan Godshall
Jonathan Godshall, President

AGREED AND ACCEPTED TO BY LENDER: Standard Renewable Energy Group, LLC (a Delaware limited liability company) By:__/s/ William J. Berger______________ John Berger, CEO

PROMISSORY NOTE	TRULITE, INC.